UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2022

Yubo International Biotech Limited
(Exact name of Registrant as Specified in Its Charter)

New York	0-21320	11-3074326
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 105, Building 5, 31 Xishiku Avenue, Xicheng District, Beijing, China	100032
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +86 (010) 6615-5141

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not Applicable

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2022, Yubo International Biotech Limited, a New York corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with World Precision Medicine Technology Limited (the “Purchaser”), pursuant to which the Company agreed to sell and issue to the Purchaser an aggregate of 1,638,458 shares (the “Shares”) of Class A Common Stock, par value $0.001 per share, of the Company, at $0.50 per share, for a gross proceed of $819,229.

The offering and sale of the Shares have been registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-255805), which was declared effective by the U.S. Securities and Exchange Commission on July 29, 2022.

The foregoing summary of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full terms of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Securities Purchase Agreement, dated September 2, 2022, by and between the Company and the Purchaser (certain portions of this exhibit containing personally identifiable information have been redacted)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yubo International Biotech Limited

Dated: September 9, 2022	By:	/s/ Lina Liu
Lina Liu
Chief Financial Officer

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